EXHIBIT NO. 3(ii)
-----------------






                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                           NATIONAL BANKSHARES, INC.

                             BLACKSBURG, VIRGINIA





                           Adopted November 24, 1993
                             Amended May 29, 1996





































                           ARTICLE I.  SHAREHOLDERS


SECTION 1.1.   Annual Meeting.
               --------------

     The annual meeting of the shareholders to elect directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday in April of each year or, if such date falls on a legal holiday, the next business day.

SECTION 1.2.   Special Meetings.
               ----------------

     Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the purpose(s) stated in the notice.

SECTION 1.3.   Place of Meeting.
               ----------------

     The Board of Directors (the "Board") may designate any place inside or outside Virginia for any annual or special meeting of the shareholders. If no designation is made, the meeting will be at the principal office of the Corporation.

SECTION 1.4.   Notice of Meeting.
               -----------------

     Except as otherwise required by the Virginia Stock Corporation Act, as now in effect or hereafter from time to time amended (the "Act"), written notice stating the time and location of the meeting, and, in case of a special meeting, the purpose(s) of the meeting, shall be delivered not less than ten nor more than sixty days before the meeting date, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

SECTION 1.5.   Closing of Transfer Books or Fixing of Record Date.
               --------------------------------------------------

     For the purpose of determining shareholders entitled to notice of or vote at any shareholders' meeting, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to determine shareholders for any other proper purpose, the Board may close the stock transfer books for a stated period not to exceed seventy days. If the stock transfer books are closed to determine shareholders entitled to notice of or vote at a shareholders' meeting, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for a determination of shareholders, such date to be not more than seventy days, and in case of a shareholders' meeting, not less than ten days, prior to the date on which the particular action requiring a determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of



     shareholders entitled to notice of or vote at a shareholders' meeting, or shareholders entitled to receive payment of a dividend, the day before the notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. Any determination of shareholders entitled to vote at a shareholders' meeting made as provided in this Section shall apply to any adjournment thereof, unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 1.6.   Presiding Officer and the Secretary.
               -----------------------------------

     The Chairman or the President, or, in their absence, an officer designated by the Board, shall preside at all shareholder meetings, and the Secretary shall serve as secretary. Otherwise, a chairman or secretary shall be elected by a majority vote of the shareholders present to act in the absence of those officers.

SECTION 1.7.   Voting Lists.
               ------------

     The Secretary or other person having charge of the stock transfer books of the Corporation shall make, at least ten days before each shareholders' meeting, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, subject to any limitations on such right provided by the Act or other provisions of law. Such list shall also be produced and kept open at the time and place of the meeting for inspection by any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer book is "prima facie" evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any shareholders' meeting.

SECTION 1.8.   Quorum.
               ------

     Unless otherwise provided in the Corporation's Articles of Incorporation (the "Articles"), a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If less than a quorum is present at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by the Act or the Articles, and except that in the election of directors those receiving the greatest number of votes shall be deemed elected, even though not receiving a majority.






SECTION 1.9.   Proxies.
               -------

     At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 1.10.  Action by Shareholders Without a Meeting.
               ----------------------------------------

     Any action required to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 1.11.  Shareholder Proposals or Nominations.
               ------------------------------------

     No business shall be transacted at any meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 1.4 of this Article I; (b) otherwise brought before the meeting by or at the direction of the Board; or (c) otherwise brought before the meeting by a shareholder of record of the Corporation entitled to vote at the meeting in compliance with the procedure set forth in this
     Section 1.11. For business to be brought before a meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the President of the Corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy days in advance of an annual meeting of shareholders if the annual meeting is called on the date indicated by Section 1.1 of this Article I without regard to when public disclosure thereof is made. Notice of actions to be brought before a meeting pursuant to (c) above shall set forth, as to each matter the shareholder proposes to bring before the meeting; (a) a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder,
     (ii) the classes and number of shares of the Corporation which are owned of record or beneficially by such shareholder, and (iii) any material interest of such shareholder in such business other than his interest as a shareholder of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted on a shareholder proposal or nomination except in accordance with the provisions set forth in this Section 1.11. The requirements of this Section are in addition to any other requirements established by law and do not impair the effect of the requirements of Section 1.2 of these Bylaws relating to business permitted to be transacted at special shareholders' meetings. The



     Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provision prescribed by these ByLaws and, if he should so determine, he shall so declare to the meeting and any such business not so properly brought before the meeting shall not be transacted.


                        ARTICLE II.  BOARD OF DIRECTORS

SECTION 2.1.   General Powers.
               --------------

     The  business and  affairs  of  the  Corporation  shall  be  managed  and
     administered by  the Board of Directors.   Except as limited  by the Act,
     all corporate powers shall be vested in and exercised by the Board.

SECTION 2.2.   Number, Tenure and Qualifications.
               ---------------------------------

     The number of directors of the Corporation shall be nine. The number of directors may be increased or decreased from time to time by amendment of these Bylaws within the variable range established by the Articles. At each annual meeting of shareholders, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected and qualify.

     Directors reaching the age of 73 shall be ineligible for renomination to the Board of Directors of the Corporation at the expiration of the term of office during which the director becomes 73 years of age; provided, however, that the foregoing clause shall not apply to Charles L. Boatwright, T.C. Bowen, Jr., A. A. Crouse, R. E. Dodson, and William T. Peery.

     SECTION 2.3    Regular Meetings.
                    ----------------

     A meeting of the Board shall be held immediately after each annual meeting of shareholders without notice other than that given by these Bylaws, at which meeting there shall be elected at least a Chairman of the Board (the "Chairman"), a President, a Secretary and a Treasurer, who shall hold such offices until the first meeting of the Board following the next annual meeting of shareholders and until their successors shall be elected and qualify or until their earlier resignation or removal. Regular meetings of the Board shall be held as provided by resolution of the Board.

SECTION 2.4.   Special Meetings.
               ----------------

     Special meetings of the Board may be called by or at the request of the Chairman, the President or by a majority of the Board. The person or persons calling a special meeting of the Board may fix any place inside or outside Virginia as the place for holding that special meeting.






SECTION 2.5.   Action by Directors Without a Meeting; Telephonic Attendance.
               ------------------------------------------------------------

     Any action of the board, or of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or by all of the members of the committee, as the case may be. Directors may participate in meetings of the Board and committees of the Board by, and such meetings may be conducted through, the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. Directors so participating are deemed to be present in person at the meeting and will be counted in determining whether a quorum is present.

SECTION 2.6.   Notice.
               ------

     Notice of any special meeting (which notice need not state the purpose of or business to be conducted at the meeting) shall be given by written notice delivered personally or mailed to each director at his business address, or by telephone, facsimile or telegram. If notice is by personal delivery, facsimile or telephone, the delivery, facsimile transmission or telephone call shall be at least two days prior to the special meeting. If notice is given by mail or telegram, such notice shall be deposited in the United States mail, postage prepaid, and addressed to each director at his business address or delivered to the telegraph company, as the case may be, at least five days prior to the special meeting.

SECTION 2.7.   Quorum.
               ------

     Except as may otherwise be provided in the Articles or in these Bylaws, a majority of the full Board or of the full membership of any committee thereof shall constitute a quorum for the transaction of business at any meeting of the Board or such committee, as the case may be. If less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

SECTION 2.8.   Committees.
               ----------

     By resolution, the Board shall designate from among Board members an Executive Committee, which shall exercise all of the authority of the Board except as limited by law, the Articles or the Board itself. The Executive Committee may take no action described in Subsections (i),
     (ii), (iii), (iv), or (v) of Subsection 2.9(b) of these Bylaws. Such action may only be taken by the Board of Directors as described in such Subsections. The Board may designate from among its members other committees for such purposes and with such powers as the Board may determine. All committees shall keep regular minutes of their meetings and shall report their actions to the Board at its next regular meeting.









SECTION 2.9.   Manner of Acting.
               ----------------

     (a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board or any committee thereof, unless the Articles or these Bylaws require the vote of a greater number of directors.

     (b) Notwithstanding the foregoing or any other provision in these bylaws, the affirmative vote of six (6) out of nine (9) directors shall be required to approve any of the following actions:

          (i) Authorization for the Corporation as sole shareholder of Bank of Tazewell County to vote in the election of any person to serve on the board of directors of Bank of Tazewell County or in the removal as a director of any person serving on the board of directors of Bank of Tazewell County except that action by the Corporation as sole shareholder of the Bank of Tazewell County may be authorized by the Board of this Corporation as if this subsection 2.9(b) were not a part of the Corporation's Bylaws in the event that the Corporation's Board of Directors determines as a part of its authorization for removal or a court of competent jurisdiction or regulatory authority having jurisdiction over the Bank of Tazewell County determines that such director(s) of the Bank of Tazewell County being removed have committed a violation of law applicable to his or their duties as director(s) which has a material adverse financial effect on Bank of Tazewell County or have engaged in conduct as director(s) for which he or they would not be entitled to indemnification under the Articles of Bank of Tazewell County as amended;

          (ii) Authorization for the Corporation as sole shareholder of the Bank of Tazewell County to vote on any proposed amendment to the articles of incorporation or bylaws of the Bank of Tazewell County;

          (iii) Authorization for the Corporation as sole shareholder of the Bank of Tazewell County to vote on the merger, consolidation or sale of all or substantially all of the assets of the Bank of Tazewell County.

          (iv) A recommendation to the shareholders of the Corporation to merge, consolidate or sell all or substantially all of the assets of the Corporation, where such recommendation is required by law; and

          (v) A modification prior to January 1, 2001 to any of the following provisions of the Bylaws added to such Bylaw by these amendment;

                (1)  the first sentence of Section 2.2;

                (2)  the last paragraph of Section 2.2;

                (3)  the second sentence of Section 2.8; and/or

                (4)  subsection 2.9(b)(i) through (iv)



     On and after January 1, 2001 subsections 2.9(b)(i) through (iv) may be amended or repealed by the Directors of the Corporation as if this subsection 2.9(b)(v) had not been adopted and as of January 1, 2001 this subsection 2.9(b)(v) shall automatically and without further action cease to be of force and effect.

SECTION 2.10    Vacancies.
                ---------

     Any vacancy occurring in the Board, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board. If a vacancy is filled by the shareholders, a vacant office held by a director elected by a voting group of shareholders shall be filled by vote of only the holders of that voting group.

SECTION 2.11.   Compensation.
                ------------

     Payment to the directors for the expense, if any, of attendance at meetings of the Board, and of a fixed sum for attendance at meetings of the Board or a stated salary as director may be authorized by Board resolution. Members of special or standing committees may be authorized by Board resolution to receive compensation for attending meetings.

SECTION 2.12.   Honorary Directors.
                ------------------

     The Board shall not appoint any Honorary Director, Honorary Chairman, Honorary President, or Honorary Officer.


                            ARTICLE III.  OFFICERS

SECTION 3.1.    Generally.
                ---------

     Any one or more offices may be held by the same person.

SECTION 3.2.    Chairman.
                --------

     The Board shall appoint, from one of its members, a Chairman to serve in said capacity at the pleasure of the Board. He shall preside at all meetings of the Board and shall be an ex-officio member of all committees of the Board. The Board may also designate a Vice Chairman to serve as and perform all duties of the Chairman in the Chairman's absence.













SECTION 3.3.    President.
                ---------

     The Board shall appoint a President of the Corporation to serve at the pleasure of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board and shall be the Chief Executive Officer of the Corporation. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

SECTION 3.4.    Secretary.
                ---------

     The Board shall appoint a Secretary to serve at the pleasure of the Board. The Secretary shall: (a) keep the minutes of the shareholders', Board and Committee meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and the Corporation's seal and see that the Corporation's seal is affixed to all documents for which it is required;
     (d) sign with the President or other designated officer stock certificates of the Corporation issued as authorized by resolution of the Board; (e) have general charge of the stock transfer books and shareholder list of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the President or the Board.

SECTION 3.5.    Treasurer.
                ---------

     The Board shall appoint a Treasurer, and if required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board.

SECTION 3.6.    Other Officers.
                --------------

     The Board may appoint such other officers as it deems appropriate to transacting the business of the Corporation. Such officers shall exercise such powers and perform such duties as pertain to their offices or are assigned to them by the President or the Board. The Board may by resolution authorize any duly appointed officer to appoint one or more officers or assistant officers.









SECTION 3.7.    Removal.
                -------

     Any officer or agent elected or appointed by the Board may be removed by the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by another officer may be removed at any time, with or without cause, by the Board or by such appointing officer.

SECTION 3.8.    Vacancies.
                ---------

     The Board may fill any vacancy occurring in the offices of the Corporation at any regular meeting of the Board or at a special meeting of the Board called for that purpose. An officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.


              ARTICLE IV.  STOCK CERTIFICATES AND THEIR TRANSFER

SECTION 4.1.    Certificate for Shares.
                ----------------------

     The Board will determine the form of certificates representing shares of the Corporation. Such certificates shall bear the signature (or a facsimile thereof if such certificates are countersigned by an appropriate party in accordance with the Act) of the President or a Vice President and the Secretary or an Assistant Secretary and shall bear the corporate seal or a facsimile thereof. All stock certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, and the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates will be issued until the former certificate for a like number of shares has been surrendered and canceled, except that a replacement for a lost, destroyed or mutilated certificate may be issued upon such terms and indemnity to the Corporation as the Board prescribes. No stock certificate will be issued, and no dividend payment will be made, for fractional shares of common stock.

SECTION 4.2.    Transfer of Shares.
                ------------------

     Transfer of shares shall be made only on the stock transfer books of the Corporation by the holder of record or by his legal representative, who must furnish evidence of authority satisfactory to the Corporation, and on surrender for cancellation of the certificate for such shares. The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly is not bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have notice thereof, except as expressly provided by the laws of the Commonwealth of Virginia.





                         ARTICLE V.  CONTRACTS, LOANS,
                       CHECKS, DEPOSITS AND INVESTMENTS

SECTION 5.1.    Contracts.
                ---------

     The Board may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, either generally or confined to specific instances.

SECTION 5.2.    Loans.
                -----

     No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board, either generally or confined to specific instances.

SECTION 5.3.    Checks, Drafts, etc.
                --------------------

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by those officer(s) or agent(s) of the Corporation designated in, and in the manner determined by, resolution of the Board.

SECTION 5.4.    Deposits.
                --------

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies or other depositories selected by the Board.


                               ARTICLE VI.  SEAL

     The Board of Directors shall provide a seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, state of incorporation and the words "Corporate Seal."


                             ARTICLE VII.  BYLAWS

     Unless otherwise provided in the Articles, these Bylaws may be amended, altered or repealed and new Bylaws adopted upon a vote of two-thirds of the directors present and voting at a meeting at which a quorum is present, provided that notice of the proposed amendment, alteration or repeal shall be given in writing delivered personally to each director at his business address, or by telephone, facsimile, or telegram. If notice is by personal delivery, facsimile or telephone, the delivery, facsimile or telephone call shall be at least two days prior to the meetings at which such amendment, alternation or repeal is to be considered. If notice is given by mail or telegram, such notice shall be deposited in the United States mail, postage prepaid, and addressed to each director at his business address or delivered to the telephone company, as the case may be, at least five days prior to the meeting at which such amendment, alteration or repeal is to be considered.





                        ARTICLE VIII.  WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, the Articles or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at or participation in any shareholders' meeting by a shareholder, or at any Board or Board committee meeting by a director, waives any required notice unless objection is timely made as provided by the Act.




(SEAL)





                         _______________________________
                         Secretary




































